Exhibit 5.1

HUNTON & WILLIAMS LLP FOUNTAIN PLACE 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202-2799 TEL (214) 979-3000 FAX (214) 880-0011

December 12, 2011
Board of Directors
T Bancshares, Inc.
16000 Dallas Parkway, Suite 125
Dallas, Texas 75248

Re:	Rights Offering and Limited Public Offering of Common Stock of T Bancshares, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to T Bancshares, Inc., a Texas corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Commission File No. 333-177766) initially filed on November 4, 2011, as may be supplemented and amended from time to time (the “Registration Statement”), by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (a) the issuance by the Company to its shareholders of (i) an aggregate of 1,941,305 nontransferable common stock subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to a rights offering (the “Rights Offering”) to shareholders of record on the record date for the Rights Offering and (ii) an aggregate of 2,911,957 shares of Common Stock that may be issuable upon the exercise of the Subscription Rights, and (b) the shares of Common Stock that may be issued and sold pursuant to a limited public offering of shares of Common Stock that are not purchased pursuant to the Rights Offering. The Subscription Rights and the shares of Common Stock are collectively referred to herein as the “Securities.”
     We have examined originals or copies of the (1) Registration Statement and all exhibits thereto; (2) the Articles of Incorporation, as amended, of the Company, (3) the Bylaws, as amended, of the Company; (4) certain resolutions of the Board of Directors of the Company; and (5) such other documents and records as we have deemed necessary and relevant for purposes hereof. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic, or photostatic copies and the authenticity of the originals of such documents. We have assumed that the resolutions authorizing the Company to issue, offer, and sell the Securities are, and will be, in full force and effect at all times at which any Securities are offered or sold by the Company. We have relied upon the statements contained in the Registration Statement, and we have made no independent investigation with regard thereto. We have assumed that the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of the issuance of the Securities thereunder).
ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
McLEAN MIAMI NEW YORK NORFOLK RALEIGH RICHMOND SAN FRANCISCO TOKYO WASHINGTON
www.hunton.com

December 12, 2011

     Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that (i) the shares of Common Stock issuable upon the exercise of the Subscription Rights are duly authorized and, when issued and delivered against payment therefor upon due exercise of Subscription Rights in the Rights Offering, as contemplated in the Registration Statement, will be validly issued, fully paid, and nonassessable, (ii) the Subscription Rights have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued and will be legal, binding obligations of the Company, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors generally and (b) principles of equity, whether considered at law or in equity, and (iii) the shares of Common Stock proposed to be sold in the limited public offering will, when issued as contemplated in the Registration Statement and pursuant to the terms of the subscription agreement, be validly issued, fully paid and nonassessable.
     The opinions expressed herein is limited to the laws of the United States of America and the State of Texas, including the applicable provisions of the Texas Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Hunton & Williams LLP
Hunton & Williams LLP
10958/10980